Exhibit 31.1

I, James L. Dolan, Chief Executive Officer of Cablevision Systems Corporation and CSC Holdings, LLC (the “Registrants”) certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of the Registrants; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2016	By:	/s/ James L. Dolan
James L. Dolan
Chief Executive Officer